UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

Commission file number 1-15117
On2 Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-1280679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
21 Corporate Drive, Suite 103, Clifton Park, NY (Address of principal executive offices)	12065 (Zip Code)

(518) 348-0099
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

(a)

On April 1, 2008, On2 Technologies, Inc., (“On2”) issued a press release making available its preliminary unaudited revenue and earnings results for the quarter ended December 31, 2007. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 3.01  NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a), (b)

On March 28, 2008, On2 notified the American Stock Exchange (“AMEX”) by telephone that it would be unable to timely file its Annual Report on Form 10-K for the year ended December 31, 2007, due to the ongoing review by its audit committee of transactions arising from certain contracts with customers and questions arising with respect to the recognition of revenue that On2 had previously recognized in 2007 regarding those transactions. Timely filing of periodic reports is a requirement for continued listing under the continued listing standards of AMEX. On2's failure to timely file its 2007 10-K is in contravention of Sections 134 and 1101 of the AMEX Company Guide, and also constitutes a material violation of On2's listing agreement with the AMEX.

On April 1, 2008, the AMEX issued a notice to On2, specifying the deficiency and requiring On2 to present to the AMEX by April 15, 2008 a plan demonstrating the ability to file the Form 10-K by June 30, 2008. According to the notice, the AMEX will review the plan to determine whether On2 has made a reasonable demonstration of an ability to regain compliance with the continued listing standards within the specified timeframe, in which case the AMEX will accept the plan. On2 intends to submit such a plan and anticipates that it will be able to file the 2007 Form 10-K by the June 30, 2008 deadline, whereupon On2 will regain compliance with all AMEX continued listing criteria. The AMEX notice states that if it accepts the plan, the AMEX will continue On2’s common stock listing during the plan period. If the AMEX does not accept On2’s compliance plan, or if On2 does not make progress consistent with the plan or regain compliance with the continued listing standards within the applicable time period, then the AMEX may initiate proceedings to suspend and delist On2’s common stock from the AMEX.

A copy of the AMEX notice is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01  REGULATION FD DISCLOSURE.

The disclosure contained in Items 2.02 and 3.01 is incorporated herein by reference.

In the press release referred to in Item 2.02, On2 stated its intention to file its delinquent Annual Report on Form 10-K as soon as practicable after the completion of its audited financial statements for the year ended December 31, 2007.

* * *

The information in Item 2.02 and 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise be subject to the liability provisions of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statements and Forward-Looking Statements

On2’s auditors have not completed their audit of On2’s financial statements for the year ended December 31, 2007 and accordingly, the financial data contained in the accompanying press release has not been the subject of an auditor’s report and cannot be relied on as audited information. On2’s auditors will not be a position to complete the audit until the audit committee completes its review of the transactions at issue. Depending on the outcome of that review, On2’s previously issued unaudited 2007 quarterly financial information could materially change.  As a result of these and other factors, On2’s past financial performance should not be relied on as an indication of future performance.

This report and the accompanying press release contain forward-looking statements concerning On2’s expectations, plans, objectives, future performance and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, among other things, statements with respect to expectations regarding the completion of the review discussed above, the completion by On2’s auditors of the audit for 2007, the filing of On2’s Annual Report following the audit and the timing, nature and scope of On2’s contemplated AMEX compliance plan and the response by the AMEX with respect to the plan.

These forward-looking statements are only predictions, and actual events or results may differ materially. On2’s forward-looking statements are based on management’s beliefs and assumptions using information available at the time such statements are made. We cannot guarantee future results, levels of activity, performance or achievements.

We undertake no duty to update any of our forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, we caution readers not to place undue reliance on the forward-looking statements contained in this report or the press release.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated April 1, 2008.
99.2	Notice from American Stock Exchange, dated April 1, 2008

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON2 TECHNOLOGIES, INC.
(Registrant)

Date: April 1, 2008	By:	/s/ Matt Frost
Matt Frost
Executive Vice President

 List of Exhibits:

Exhibit No.	Description

99.1	Press release, dated April 1, 2008.
99.2	Notice from American Stock Exchange, dated April 1, 2008